UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2004

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

N27 W24025 Paul Court, Pewaukee, WI		53072
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 10, 2004, Steven C. Hillard was appointed to the Board of Directors of the registrant to fill one of the vacant seats. Mr. Hillard's term will expire at the annual meeting of the registrant's shareholders in 2006. On September 14, 2004, the registrant issued a press release announcing Mr. Hillard’s appointment to its Board of Directors. A copy of that press release is attached as Exhibit 99 to this Report on Form 8-K and is incorporated into this Item 5.02 by reference.

The committees of the Board of Directors to which Mr. Hillard is expected to be named have not been determined at the time of filing this report. Mr. Hillard does not have a direct or indirect material interest in any transaction with the registrant required to be disclosed pursuant to Item 404(a) of Regulation S-K. There was no arrangement or understanding between Mr. Hillard and any other person pursuant to which Mr. Hillard was elected to the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc. (Registrant)

September 14, 2004	By:	Donald J. Straka

Name: Donald J. Straka
Title: Senior Vice President, Chief Legal Officer, Secretary

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Exhibit Index

Exhibit No.	Description

EX-99	Press Release issued September 14, 2004.